UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2014

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Continental Resources, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 23, 2014. At the meeting, the Company’s shareholders were requested to:

•	elect two Class II members to the Company’s Board of Directors to serve until the Annual Meeting of Shareholders in 2017;

•	vote on a proposal to approve, by a non-binding vote, the compensation of the named executive officers; and

•	ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Each of these items is more fully described in the Company’s proxy statement filed on April 10, 2014. The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 – Election of Directors: The election of each director required the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting. The shareholders elected the following nominees:

Nominee	For	Withheld	Broker Non-Votes
David L. Boren (Class II)	173,535,227	924,023	6,810,338
William B. Berry (Class II)	173,506,040	953,210	6,810,338

Proposal No. 2 – Approval, by a Non-Binding Vote, of the Compensation of the Named Executive Officers: The approval of the compensation of the named executive officers required an affirmative vote from the majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting. The shareholders approved, on an advisory basis, the compensation of the named executive officers. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
173,499,368	622,191	337,691	6,810,338

Proposal No. 3 – Ratification of Selection of Independent Registered Public Accounting Firm: The ratification of the selection of Grant Thornton LLP required an affirmative vote from the majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting. The shareholders approved the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
180,220,764	785,520	263,304	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
Dated: May 30, 2014	(Registrant)

	By:	/s/ Eric S. Eissenstat
Eric S. Eissenstat
Senior Vice President, General Counsel, Chief Risk Officer & Secretary